                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              The St. Joe Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

ROBERT M. RHODES
Executive Vice President
and General Counsel

                                                                  (ST. JOE LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 9, 2000

     The 2000 Annual Meeting of the Shareholders of The St. Joe Company will be held at the Radisson Riverwalk Hotel, 1515 Prudential Drive, Jacksonville, Florida on Tuesday, May 9, 2000, at 10:00 a.m. Eastern Daylight Savings Time.

     Shareholders will vote on the following matters:

          1. Election of ten members to the Board of Directors;

          2. Ratification of the appointment of KPMG Peat Marwick, LLP, as the Company's independent accountants for the 2000 fiscal year; and

          3. Any other matters properly brought before the meeting.

     Shareholders of record as of the close of business on March 31, 2000 are entitled to vote at the meeting or any continuance of the meeting.

     We hope you will attend the meeting in person. We urge you to designate the Proxies named on the enclosed card to vote your shares whether you attend the meeting or not. This will ensure your shares will be represented at the meeting. The Proxy Statement describes Proxy voting. Please read it carefully.

     The Annual Report containing financial statements for 1999 is enclosed.

     We look forward to your participation.

                                          By Order of the Board of Directors.

                                          /s/ ROBERT M. RHODES
                                          Robert M. Rhodes

Dated: March 31, 2000

The St. Joe Company 1650 Prudential Drive, Suite 400 Jacksonville, Florida 32207 904.858.5272 904.858.5237 Fax

                                ST. JOE COMPANY
                        1650 PRUDENTIAL DRIVE, SUITE 400
                          JACKSONVILLE, FLORIDA 32207

                                PROXY STATEMENT
                           -------------------------

     This Proxy Statement contains information about the Annual Meeting of the Shareholders of The St. Joe Company.

     The Meeting will be held on Tuesday, May 9, 2000, beginning at 10:00 a.m., at the Radisson Riverwalk Hotel, 1515 Prudential Drive, Jacksonville, Florida.

     "We", "Our", "St. Joe" and the "Company" each refers to The St. Joe
Company.

     This Proxy Statement is first being sent to our Shareholders on or about April 10, 2000.
                           -------------------------

                        GENERAL INFORMATION ABOUT VOTING

     WHO CAN VOTE? You are entitled to vote your stock if our records show that you held your shares as of March 31, 2000. At the close of business on March 31, 2000, a total of 85,011,498 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote. The enclosed Proxy Card shows the number of shares you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

     MATTERS TO BE CONSIDERED. You will consider two proposals at the Annual Meeting. Proposal 1 asks you to elect a Board of Directors, comprised of ten
(10) members, to serve until the next Annual Meeting. Proposal 2 asks you to ratify the appointment of the Company's independent accountants for the 2000 fiscal year.

     VOTING BY PROXIES. If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them which you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your Common Stock, by signing, dating and mailing the Proxy Card in the postage-paid envelope which we have provided to you. Of course, you can always come to the Meeting and vote your shares in person. The Proxies will vote your shares in accordance with your instructions. If you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. We are not aware of any other matters to be presented at the meeting except for those described in this Proxy Statement. If any other matters not described in this Proxy Statement are properly presented at the Meeting, the Proxies will use their own judgment to determine how to vote your shares. If the Meeting is continued, your Common Stock may be voted by the Proxies at the new Meeting as well, unless you revoke your Proxy instructions.

     HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS. You can revoke your Proxy instructions if you advise the Secretary in writing before your Common Stock is voted by the Proxies at the Meeting, or if you deliver later Proxy instructions or you attend the Meeting and vote your shares in person.

     HOW VOTES ARE COUNTED. The Annual Meeting will be held if a majority of the outstanding Common Stock is represented at the Meeting. If you have returned valid Proxy instructions or attend the Meeting in person, your Common Stock will be counted for the purpose of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced to the Meeting. "Broker Non-Votes" also count for quorum purposes. If you hold your Common Stock through a broker, bank or other nominee, the nominee may only vote the Common Stock which it holds for you in accordance with your instructions. However, if the nominee does not receive your instructions within ten (10) days of the Meeting, the nominee may vote on matters which the New York Stock Exchange determines to be routine. If a nominee cannot vote on a particular matter because it is not routine, there is a "Broker Non-Vote" on that matter. We do not count abstentions and "Broker Non-Votes" as votes for or against any proposal.

     COST OF THIS PROXY SOLICITATION. We will pay the cost of this Proxy solicitation. In addition to soliciting Proxies by mail, we expect a number of our employees will solicit Proxies personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in sending Proxy material to their principals and obtaining their Proxies.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     A Board of Directors, comprised of ten (10) members, is to be elected at this Annual Meeting. Each Director elected shall hold office until the next Annual Meeting and the election of a successor.

     VOTE REQUIRED. Directors must be elected by a plurality of the votes cast at the Annual Meeting. The nominees receiving the greatest number of votes will be elected. Votes withheld for any Director will not be counted.

     VOTING BY PROXIES. The Proxies will vote your Common Stock in accordance with your instructions. If you have not given specific instructions to the contrary, your Common Stock will be voted to approve the election of the Nominees named in this Proxy Statement. We know of no reason why any Nominee for Director would be unable to serve as a Director. If any Nominee should, for any reason, be unable to serve, the Proxies will vote your Common Stock to approve the election of any substitute Nominee proposed by the Board of Directors. Alternatively, the Board may choose to reduce the number of Directors to eliminate the vacancy.

     GENERAL INFORMATION ABOUT THE NOMINEES. All of the Nominees have served as Directors since the last Annual Meeting, except John S. Lord and Herbert H. Peyton, who will stand for election as Directors for the first time at this year's Annual Meeting. Russell B. Newton, Jr., a Director of the Company since 1994, will not stand for reelection. Each has agreed to be named in this Proxy Statement and to serve if elected. Information about the ten Nominees for Directors is set forth on the following pages. The age indicated in each Nominee's biography is as of March 31, 2000.

                         INFORMATION ABOUT THE NOMINEES
                           -------------------------

MICHAEL L. AINSLIE
Director since 1998                                                       Age 56

Mr. Ainslie, a private investor, is the former President, Chief Executive Officer and a Director of Sotheby's Holdings. He was Chief Executive Officer of Sotheby's from 1984 to 1994. From 1980 to 1984 he was President of the National Trust for Historic Preservation. From 1975 to 1980 he was Chief Operating Officer of N-Ren Corp., a Cincinnati-based chemical manufacturer. From 1971 to 1975, he was President of Palmas Del Mar, a real estate development company. He began his career as an associate with McKinsey & Company. He is Vice Chairman of the Board of Directors of the New York Landmarks Conservancy, as well as a Trustee of Vanderbilt University. Mr. Ainslie serves as a Director of the United States Tennis Association and is also Chairman of the Posse Foundation.

JACOB C. BELIN
Director since 1953                                                       Age 85

     Mr. Belin was President of the Company from 1968 to 1984 and Chairman of the Board and Chief Executive Officer from 1982 to June 1991. Mr. Belin also serves as a member of the Board of Directors of The Nemours Foundation, and as a Trustee of the Alfred I duPont Testemontary Trust (the "Trust") and as a Director of Florida East Coast Industries, Inc. ("FECI").

JOHN S. LORD
New Nominee                                                               Age 53

Mr. Lord is President of Bank of America -- Central Florida with statewide operational responsibilities for the Small Business Banking group and the Premier Banking group. Mr. Lord has held various positions with Bank of America and its predecessor banks for over 15 years. Mr. Lord is also a Director of Bank of America, N.A. (U.S.A.). Mr. Lord served as the corporate Trustee of the Trust from April 23, 1994 to July 23, 1997.

HERBERT H. PEYTON
New Nominee                                                               Age 68

Mr. Peyton is the founder of Gate Petroleum Company and has served as its President since 1960. Mr. Peyton is a member of the First Union National Bank Advisory Board. Mr. Peyton serves as a member of the Board of Directors of The Nemours Foundation and is a Trustee of the Trust.

JOHN J. QUINDLEN
Director since 1995                                                       Age 67

Mr. Quindlen retired as Senior Vice President and Chief Financial Officer of E.
I. duPont de Nemours & Company in 1993 ("duPont"). Mr. Quindlen worked for duPont from 1954 until his retirement, except for three years as a naval Supply Officer. Mr. Quindlen is a trustee of the Rodney Square Funds and the Kalmar Pool Investment Trust. Mr. Quindlen is a member of the Finance Council of the Archdiocese of Philadelphia and the President of its Board of Education.

WALTER L. REVELL
Director since 1994                                                       Age 64

Mr. Revell has been Chairman of the Board and CEO of H. J. Ross Associates, Inc., a consulting engineering, architectural and planning firm in Coral Gables, Florida since 1991, and also Chairman of the Board and CEO of Revell Investments International, Inc. since 1984. Mr. Revell was President, CEO and Director of Post, Buckley, Schuh and Jernigan, Inc. until 1983 after serving as Secretary of Transportation for the State of Florida from 1972 to 1975. Mr. Revell is also a Director of Dycom Industries, Inc., RISCORP, Inc. and other closely-held companies, and is Chairman of the Greater Miami Foreign Trade Zone, Inc.

PETER S. RUMMELL
Director since 1997                                                       Age 54

Mr. Rummell was appointed Chairman and CEO of the Company in January 1997. From 1985 until 1996, Mr. Rummell was employed by The Walt Disney Company, most recently as Chairman of Walt Disney Imagineering, the division responsible for Disney's worldwide creative design, real estate and research and development activities. Mr. Rummell also served as President of Disney Development Company, the community development arm of Walt Disney, from 1992 to 1994 and as President of the Arvida Resort Communities Division during 1985. From 1983 until 1985, Mr. Rummell was Vice Chairman of the Rockefeller Center Management Corporation in New York City. Mr. Rummell was general manager and then President of Sawgrass, near Jacksonville, Florida, from 1977 until 1983. Mr. Rummell also held management positions for the Sea Pines Company in Hilton Head, South Carolina, and the Amelia Island Plantation and spent two years as an employee of the Ocean Reef Club in Key Largo, Florida.

FRANK S. SHAW, JR.
Director since 1995                                                       Age 53

Mr. Shaw is President of Shaw Securities, Inc., a financial services company, and of Cherry Bluff, Inc., a northern Florida development firm based in Tallahassee, Florida. Mr. Shaw also serves on the Board of Directors of First South Bank, Regional Financial Company, The Southern Scholarship Foundation, Maclay School Foundation, Leon County Library Foundation and the James Madison Institute.

WINFRED L. THORNTON
Director since 1968                                                       Age 71

Mr. Thornton was Chairman of the Board and CEO from June 1991 to January 1997, and was President and Chief Operating Officer of the Company from 1984 to June 1991. Mr. Thornton also serves as a member of the Board of Directors of the Nemours Foundation, a Trustee of the Trust, and a Director of FECI.

JOHN D. UIBLE
Director since 1994                                                       Age 63

Mr. Uible was Chairman of the Board and CEO of Florida National Bank from 1982 to 1990, when it was acquired by First Union Corporation. He served as a Director of First Union Corporation until 1998. Since 1990, Mr. Uible has been a private investor in financial markets, as well as smaller closely-held companies and partnerships. From 1976 to 1982, he was Chairman of the Board and CEO of Jacksonville National Bank of Florida, Inc. and was employed by the Charter Company from 1958 to 1976.

     The Board recommends the Shareholders vote FOR management's nominees.

                          THE BOARD AND ITS COMMITTEES

     THE BOARD. The Company is governed by a Board of Directors. The Board met seven times in 1999. All members of the Board of Directors attended at least 75% of the Meetings of the Board and Committees on which the members served in the last year.

     COMMITTEES OF THE BOARD. The Board has three standing Committees. In addition, the entire Board acts as a Committee of the whole to consider Nominees for election to the Board, including any written nomination by a Shareholder made in accordance with the Company's Bylaws.

     AUDIT COMMITTEE. The members of the Audit Committee are Walter L. Revell, Chairman, Michael L. Ainslie, Russell B. Newton, Jr. and Winfred L. Thornton. The Audit Committee met four times in 1999. The functions of the Audit Committee are to recommend Public Accountants to audit the Company's financial records; review with the Independent Auditor any reports or recommendations developed in connection with the auditing engagement; review any reports or recommendations with regard to the Company's internal control and regulatory compliance procedures and practices; review any proposed changes in accounting policies being considered by the Company; and to supervise the Company's Year 2000 Readiness Program.

     COMPENSATION COMMITTEE.  The members of the Compensation Committee are John
D. Uible, Chairman, John J. Quindlen and Frank S. Shaw, Jr. The Compensation Committee met five times in 1999. The functions of the Compensation Committee are to recommend, subject to full Board approval, compensation and benefits for the Chairman and Chief Executive Officer, the President, Chief Operating Officer, and Senior Vice Presidents of the Company; approve annual bonus and merit plans for officers and employees of the Company; and supervise the administration of all current employee benefit plans, stock incentive plans and such other plans as may be created from time to time.

     FINANCE COMMITTEE. The members of the Finance Committee are John J. Quindlen, Chairman, Jacob C. Belin, Russell B. Newton, Jr., Frank S. Shaw, Jr. and John D. Uible. The Finance Committee met four times in 1999. The functions of the Finance Committee are to supervise the Company's investment policies; make recommendations as to corporate dividends; review the Company's business plan; review proposals to acquire and sell significant assets which would require public disclosure; review and approve acquisitions and investments pursuant to the Company's Capital Approval Policy; and make recommendations regarding issuance of purchase of the Company's securities.

                             DIRECTORS COMPENSATION

     Each non-employee Director receives an annual retainer of $25,000, a Board or Committee meeting fee of $1,250, and a telephone meeting fee of $500. In addition to the standard fees, Directors are reimbursed for transportation and other reasonable expenses incident to the attendance at Board and Committee Meetings.

     In 1998, the Company adopted a Deferred Compensation Plan for non-employee Directors. Each year participating Directors may elect to defer all or part of their fees in cash or stock unit accounts. The accounts are payable in cash or stock, at the Director's election, upon retirement from the Board. Mr. Quindlen and Mr. Uible are currently participating in the Plan.

     Commencing with the 1998 Annual Meeting, each non-employee Director is granted an option to purchase 2,000 shares of the Company's Common Stock on the date of the Company's Annual Meeting. In 1999, Mr. Ainslie, Mr. Belin, Mr. Newton, Mr. Quindlen, Mr. Revell, Mr. Shaw, Mr. Thornton and Mr. Uible received grants under this Plan. Each option grant, vesting in equal installments over three years and having a 10 year term, permits the holder to purchase shares at their fair market value on the date of the grant. The exercise price of options granted in 1999 was $27.00.

                             EXECUTIVE COMPENSATION

                         EXECUTIVE COMPENSATION TABLES

     The following table sets forth the annual compensation of our Chief Executive Officer and our four other most highly compensated Executive Officers (the "Executive Officers") for the past three (3) years.

                           SUMMARY COMPENSATION TABLE

                                                             LONG TERM COMPENSATION AWARDS
                                      ANNUAL         ----------------------------------------------
                                   COMPENSATION           (E)             (F)             (G)
(A)                             ------------------     RESTRICTED     SECURITIES       ALL OTHER
NAME AND PRINCIPAL       (B)      (C)        (D)         STOCK        UNDERLYING    COMPENSATION(2)
POSITION                 YEAR   SALARY $   BONUS $   AWARD(S)(1)($)   OPTIONS (#)          $
------------------       ----   --------   -------   --------------   -----------   ---------------
Peter S. Rummell.......  1999   659,486    775,000           N/A             N/A         10,608
  Chairman of Board      1998   630,000    400,000           N/A             N/A         39,486
  and Chief Executive
  Officer                1997   591,538    300,000     3,863,620       4,043,520        413,022
Kevin M. Twomey........  1999   387,692    398,590     2,250,000         500,000        390,387
  President, Chief       1998       N/A       N/A            N/A             N/A            N/A
  Operating Officer      1997       N/A       N/A            N/A             N/A            N/A
  and Chief Financial
  Officer
Robert M. Rhodes.......  1999   329,191    294,500           N/A             N/A        140,697
  Executive Vice
    President            1998   285,000    115,000           N/A             N/A         41,964
  and General Counsel    1997   231,167    165,000           N/A         168,480         41,325
Michael N. Regan.......  1999   211,624    140,000           N/A             N/A         23,308
  Senior Vice President  1998   192,500    100,000           N/A          15,000          5,812
  Planning and Finance   1997   185,000     45,000           N/A          45,000         90,940
Michael F. Bayer.......  1999   209,326    124,000           N/A             N/A         22,235
  Senior Vice
    President,           1998   175,000     75,000           N/A             N/A          9,765
  Human Resources        1997   155,544    100,500           N/A          84,240         93,365

-------------------------

(1) The amounts disclosed in this column reflect the dollar value of the Executive Officer's restricted stock on the date of grant. As of December 31, 1999 Mr. Rummell held 121,119 restricted shares of the Company's Common Stock with a market value of $2,944,403 and Mr. Twomey held 100,000 restricted shares of the Company's Common Stock with a market value of $2,431,000.

    Dividends on all stock awards are paid at the same rate as paid to all shareholders.

    The recipients are responsible for all withholding taxes resulting from these awards. The recipients may satisfy this liability by surrendering an appropriate number of shares to the Company. To date, Mr. Rummell has surrendered 23,780 shares of his stock to the Company to satisfy this liability for a portion of his restricted stock.

(2) The amounts disclosed in this column include:

      (a) Company contributions under the Company's Deferred Compensation Plan
          (i) in calendar year 1999 of $3,000 for Mr. Rummell; $3,000 for Mr. Rhodes; $3,000 for Mr. Regan; and $3,000 for Mr. Bayer; (ii) in calendar year 1998 of $14,368 for Mr. Rummell; $7,312 for Mr. Rhodes; $4,107 for Mr. Regan; and $4,121 for Mr. Bayer; and (iii) in calendar year 1997 of $1,418 for Mr. Rhodes; and $1,688 for Mr. Bayer.
      (b) Company contribution under the Company's DCAP in calendar year 1999 of $2,665 for Mr. Rummell; $3,404 for Mr. Twomey; $5,762 for Mr. Rhodes; $2,274 for Mr. Regan; and $1,864 for Mr. Bayer.
      (c) Payments of a Relocation Allowance and benefit (i) in calendar year 1999 of $4,943 to Mr. Rummell; $370,390 to Mr. Twomey; $48,797 to Mr.
          Rhodes; and $721 to Mr. Bayer; (ii) in calendar year 1998 of $25,118 to Mr. Rummell; $34,652 to Mr. Rhodes; $1,705 to Mr. Regan; and $5,644 to Mr. Bayer; and (iii) in calendar year 1997 of $412,772 to Mr. Rummell; $39,907 to Mr. Rhodes; $90,940 to Mr. Regan; and $91,667 to Mr. Bayer.
      (d) Imputed SERP benefits in calendar year 1999 of $6,084 for Mr. Twomey; $71,138 for Mr. Rhodes; $5,384 for Mr. Regan; and $4,650 for Mr. Bayer.
      (e) Automobile allowances in calendar year 1999 of $10,500 for Mr. Twomey; $12,000 for Mr. Rhodes; $12,650 for Mr. Regan; and $12,000 for Mr. Bayer.

                             OPTION GRANTS IN 1999

                                                PERCENT OF
                                                  TOTAL
                                                 OPTIONS                                 POTENTIAL REALIZABLE
                                   NUMBER OF     GRANTED                                   VALUE AT ASSUMED
                                   SECURITIES       TO                                  ANNUAL RATES OF STOCK
                                   UNDERLYING   EMPLOYEES    EXERCISE OR                       PRICE(1)
                                    OPTIONS     IN FISCAL    BASE PRICE    EXPIRATION   ----------------------
NAME                                GRANTED        YEAR        ($/SH)         DATE        5%($)       10%($)
----                               ----------   ----------   -----------   ----------   ---------   ----------
Peter S. Rummell
  Chairman of the Board and Chief
  Executive Officer..............        --         --             --             --           --           --
Kevin M. Twomey
  President, Chief Operating
  Officer and Chief Financial
  Officer........................   500,000         --          22.50       02/13/09    7,075,064   17,929,602
Robert M. Rhodes
  Executive V.P. and General
  Counsel........................        --         --             --             --           --           --
Michael N. Regan
  Senior V.P. Finance and
  Planning.......................        --         --             --             --           --           --
Michael F. Bayer
  Senior V.P. -- Human
  Resources......................        --         --             --             --           --           --

-------------------------

(1) There is no assurance that the values actually realized upon the exercise of these options will be at or near the values shown in the table. The values set forth in the table should not be viewed in any way as a forecast of future performance of the Company's Common Stock which can be influenced by further events and unknown factors.

               AGGREGATED STOCK OPTIONS/SAR EXERCISES IN 1999 AND
                     OPTIONS/SAR VALUES AS OF YEAR END 1999

                                                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/SARS
                                                             OPTIONS/SARS                       AS OF
                               SHARES       VALUE       AS OF DECEMBER 31, 1999        DECEMBER 31, 1999(1)($)
                            ACQUIRED ON    REALIZED   ---------------------------    ----------------------------
NAME                        EXERCISE(#)      ($)      EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                        ------------   --------   -----------   -------------    -----------    -------------
Peter S. Rummell..........          --          --     1,617,408      2,426,112       8,366,043      12,549,064
Kevin M. Twomey...........          --          --            --        500,000              --         906,250
Robert M. Rhodes..........          --          --        67,392        101,088          88,452         132,678
Michael N. Regan..........          --          --        21,000         39,000           3,187          12,750
Michael F. Bayer..........          --          --        33,696         50,544          74,215         111,323

-------------------------

(1) Value based on $24.31 closing price per share of Common Stock on December 31, 1999

     EXECUTIVE STOCK INVESTMENT PROGRAM. On May 12, 1999, the Company's Board of Directors approved the establishment of an Executive Stock Investment Program. This program is designed to increase voluntary ownership in the Company by senior management. This program is administered by the Compensation Committee. The Company may make loans to senior managers to assist in the purchase of Company shares at market value. The loans are payable in full within three years of the date of the loan, upon termination of employment or upon the sale of the shares purchased with the loan proceeds, whichever is earlier. The loans bear simple interest at published interest rates. The loans are full recourse and are not tied to the performance of the Company's stock. A participant may not sell shares acquired under the program for three years from the date of purchase without the approval of the Compensation Committee. In 1999, Mr. Rummell purchased 3550 shares, Mr. Twomey purchased 4000 shares, Mr. Rhodes purchased 725 shares, Mr. Regan purchased 732 shares and Mr. Bayer purchased 729 shares. In 1999, the Company made loans in the amount of $100,000 to Mr. Rummell, $20,000 to Mr. Regan and $20,000 to Bayer pursuant to the terms of this program.

                              RETIREMENT BENEFITS

     The Company maintains a cash balance pension plan, and a salary deferral plan covering substantially all employees of the Company and its participating subsidiaries. Such plans do not discriminate in favor of Directors or Executive Officers in the nature or level of benefits provided to participants. In addition, the Company maintains a Supplemental Executive Retirement Plan ("SERP") and a Deferred Capital Accumulation Plan ("DCAP") for certain qualified executives.

     PENSION PLAN. The Company maintains a cash balance pension plan (the "Pension Plan") which covers all employees of the Company and its participating subsidiaries who have attained age 21 and completed one year of service. The Pension Plan is funded by annual employer contributions. These contributions are based upon the age and compensation of the participant. The employer contributions do not discriminate in favor of Executive Officers. The benefits are not reduced for social security or other benefits received by the participant. At the end of each calendar year, an employee's cash balance account is credited with an amount equal to a percentage of eligible compensation earned that year. Eligible compensation includes base salary commissions and any annual incentive.

     SERP. The SERP is designed to provide certain qualified executives benefits which may be lost due to limitations placed on qualified pension plan by the Internal Revenue Service. In addition, it provides a higher benefit than the qualified pension plan for certain executives.

     For the Executive Officers, the amounts credited for the Pension Plan and SERP depend on age at the beginning of a calendar year:

                                                       AMOUNT CREDITED
                                                       AS A PERCENTAGE
AGE                                                OF ELIGIBLE COMPENSATION
---                                                ------------------------
Under 25.........................................            8.00%
25 -- 34.........................................            9.00%
35 -- 44.........................................           10.00%
45 -- 54.........................................           14.00%
55 and over......................................           18.25%

     An employee's cash balance account is also credited with interest at the end of each calendar year. Interest is based upon the 30 year US Treasury Bond rate.

     If an employee leaves the Company for any reason with five or more years of service, the employee is entitled to his or her full cash balance account from the Pension Plan. The SERP balance vests in accordance with the following rules:

          1. Effective January 1, 2000, the SERP balance vests at the rate of 10% per year of service; SERP benefits become 100% vested at age 62.

          2. If the participant joined the SERP prior to 2000, his SERP balance becomes vested in accordance with the schedule described above, or in accordance with the prior vesting schedule (0% before age 55, 100% vesting upon attainment of age 55) -- whichever schedule produces the higher vesting percentage. All of the Executive Officers joined the SERP prior to 2000.

     The following table shows the balances which would be payable under the Pension Plan and SERP at age 65 for various earnings and years of service. Total earnings are assumed to remain constant and interest credited on the account balance is assumed to be 6% per year.

                            AGE 65 ACCOUNT BALANCES

TOTAL EARNINGS               5            10           15           20           25
--------------           ----------   ----------   ----------   ----------   ----------
$300,000...............  $  308,631   $  721,649   $1,145,647   $1,713,051   $2,255,416
$400,000...............     411,508      962,198    1,527,531    2,284,070    3,007,226
$500,000...............     514,385    1,202,748    1,909,409    2,855,080    3,759,033
$600,000...............     617,261    1,443,297    2,291,291    3,426,099    4,510,835
$700,000...............     720,138    1,683,846    2,673,175    3,997,117    5,262,640
$800,000...............     823,016    1,924,397    3,055,054    4,568,131    6,014,450
$900,000...............     925,892    2,164,946    3,436,937    5,139,148    6,766,247
$1,000,000.............   1,028,769    2,405,495    3,818,820    5,710,169    7,518,064
$1,100,000.............   1,131,646    2,646,045    4,200,701    6,281,185    8,269,866

     DEFERRED COMPENSATION PLAN. The Company maintains a salary deferral plan (the "401(k) plan") which covers all employees of the Company and its participating subsidiaries who elect to have their salary reduced and have that money contributed into the 401(k) plan and invested as directed by the participant. The seven accounts available are six mutual funds and Common Stock of the Company. Commencing January 1, 2000, the Company matches the employee contribution $0.50 for $1.00 up to the maximum permitted employee contribution. Prior to January 1, 2000, the Company matched the employee contribution $1.00 per $1.00 for the first $500; $0.75 per $1.00 for the next $300.00; $0.50 per
$1.00 for the next $300.00; and $0.25 per $1.00 for any amount over $1,101 up to the maximum permitted employee contributions. Under certain conditions the 401(k) plan allows a participant to borrow from the fund. The funds are normally paid out in a lump sum in the case of death, termination, disability, retirement or after attainment of age 59 1/2. In 1999 the Company contributed the amounts set forth in footnote (1) in the Summary Compensation Table on behalf of the Executive Officers shown in that table.

     DCAP. The DCAP is designed to provide certain qualified executives with benefits which may be lost due to limitations placed on 401(k) plans by the Internal Revenue Service. Pursuant to the DCAP, a qualified individual may elect to defer between 1% and 75% of his or her eligible compensation in excess of the IRS annual compensation limit ($160,000 for 1999). Eligible compensation includes base salary, commissions and any annual incentive. For every dollar the individual elects to defer the Company will contribute $0.25, to a maximum of 6% of compensation in excess of the IRS annual compensation limit (i.e., the maximum Company contribution is 1.5% of compensation in excess of the IRS compensation limit).

                               EXECUTIVE OFFICERS

     PETER S. RUMMELL was appointed Chairman and Chief Executive Officer of the Company in January 1997. From 1985 until 1996, Mr. Rummell was employed by The Walt Disney Company, most recently as Chairman of Walt Disney Imagineering, the division responsible for Disney's worldwide creative design, real estate and research and development activities. Mr. Rummell also served as President of Disney Development Company, the community development arm of Walt Disney, from 1992 to 1994 and as President of the Arvida Resort Communities Division during 1985. From 1983 until 1985, Mr. Rummell was Vice Chairman of the Rockefeller Center Management Corporation in New York City. Mr. Rummell was general manager and then President of Sawgrass, near Jacksonville, Florida, from 1977 until 1983. Mr. Rummell also held management positions for the Sea Pines Company in Hilton Head, South Carolina, and the Amelia Island Plantation and spent two years as an employee of the Ocean Reef Club in Key Largo, Florida.

     KEVIN M. TWOMEY was appointed President and Chief Financial Officer of the Company in January 1999 and was named Chief Operating Officer in February, 2000. Mr. Twomey is the former Vice Chairman and Chief Financial Officer of H. F. Ahamanson & Company and its principal subsidiary, Home Savings of America. Prior to joining Ahamanson in 1993, Mr. Twomey was Chief Financial Officer at First Gilbrater Bank of Dallas, a company held by McAndres and Forbes Holdings of New York. Mr. Twomey also held management positions with MCORP and Bank of America.

     ROBERT M. RHODES was appointed Senior Vice President and General Counsel in February 1997 and was named Executive Vice President and General Counsel in February 1999. Prior to joining the Company, Mr. Rhodes was a partner in the law firm of Steel Hector and Davis L.L.P., specializing in real estate and land development. From 1985 to 1988 Mr. Rhodes served as Senior Vice President and General Counsel of Arvida/Disney Corporation and Disney Development Company. Mr. Rhodes also served in Florida state government as counsel to the Speaker of the Florida House of Representatives and as Chief of the Bureau of Land and Water Management, which administers the state's growth management programs.

     MICHAEL N. REGAN joined the Company in July 1997 and was appointed Senior Vice President, Finance and Planning in February 1999. Prior to joining the Company, Mr. Regan was a Vice President and Controller for Harrah's Entertainment, Inc. Mr. Regan joined Harrah's as a Senior Financial Analyst in Strategic Planning in 1980 and held several management positions in finance.

     MICHAEL F. BAYER was appointed Vice President -- Human Resources and Administration in February 1997 and named Senior Vice President -- Human Resources in February 1999. From 1987 until 1995, Mr. Bayer was employed by The Walt Disney Company in a variety of executive positions in Human Resources. Most recently he was Vice President of Human Resources of Walt Disney Imagineering. Previously, Mr. Bayer served as Director -- Human Resources for the Sarasota division of the Arvida Corporation.

     EMPLOYMENT ARRANGEMENTS. On January 7, 1997, the Company entered into an Employment Agreement (the "Rummell Agreement") with Peter S. Rummell, its Chairman of the Board and Chief Executive Officer. The Rummell Agreement has a five-year term but may be terminated earlier under certain circumstances. The Rummell Agreement provides for a salary of not less than $600,000 per year and a performance-based incentive bonus. If the incentive target for a year is met, Mr. Rummell's bonus will be 100% of his then current annual salary.

     The Company may terminate Mr. Rummell's employment at any time for "cause" (as described in the Rummell Agreement), in which event no further compensation will be due. The Company may also terminate Mr. Rummell's employment if he has been "disabled" for more than six months, in which event no further cash compensation is due but benefit coverage continues for the remaining term of the Rummell Agreement and the option and restricted shares vest to the extent described above. Following a change in control, Mr. Rummell may resign for "good reason" (as defined in the Rummell Agreement) and receive his salary for the balance of the term of the Rummell Agreement, subject to certain restrictions. For one year following a resignation for good reason, the Rummell Agreement precludes Mr. Rummell from competing with the Company in certain respects.

     The Company has also entered into Employment Agreements (the "Executive Agreements") with each of the other named Executive Officers that are based on substantially the same form of agreement. The Executive Agreements provide that each of the Executive Officers is an "at will" employee. The Executive Agreements further provide that each Executive Officer shall receive (i) a base salary and (ii) a performance based incentive bonus in an amount equal to a specified percentage rate of the Executive Officer's base salary. The Executive Agreements provide that the amount of each Executive's base salary and the range of his bonus may be increased but not decreased during his period of employment with the Company.

     The Executive Agreements further provide that, in the event the Company terminates the employment of any of the respective Executive Officers for any reason other than for cause or disability, such Executive Officer will receive a severance payment in a lump sum amount equal to a specified percentage of the Executive Officer's base salary, plus a specified percentage of the amount of any bonus awarded to the Executive Officer in the year prior to the termination.

     SEVERANCE AGREEMENTS. The Company has entered into Severance Agreements containing substantially identical terms and conditions (collectively, the "Severance Agreements") with the Executive Officers, pursuant to which each Executive Officer shall be entitled to severance benefits in the event of a "change in control" of the Company ("change of control" is defined in the Severance Agreements as in the Incentive Plan) during the term of his employment.

     Under the terms of the Severance Agreements, if an Executive Officer who has entered into a Severance Agreement (i) resigns for any reason during the last six months of the first year following the date of a change in control,
(ii) resigns for "good reason" (as defined in the Severance Agreements) within the first 36 months following a change in control, or (iii) is terminated by the Company within 36 months following the date of a change in control, then the Company is obligated to provide the Executive Officer with certain payments and benefits. Such payments and benefits include (a) payment of a lump sum amount equal to the sum of three times the Executive Officer's annual base salary plus three times the Executive Officer's bonus (as described in the Severance Agreement), (b) payment of a lump sum supplemental pension benefit amount, (c) payment of a pro-rated bonus for the year during which such Executive Officer's employment is terminated, (d) continued participation in the Company's group insurance plans, at the Company's expense, until the expiration of three years following the change in control (or the date of the Executive Officer's death, if earlier), (e) Senior Executive Level Outplacement Services, and (f) "gross-up" payments, if applicable, in the amount necessary to satisfy any excise tax incurred by the Executive Officer, if any, under Section 4999 of the Internal Revenue Code; provided, however, that if payment of such excise tax could be avoided by reducing total payments under the Change in Control Agreement by $50,000 or less, the total amount of such payments shall be reduced to the level necessary to ensure that no excise tax shall be paid. In addition, under the terms of the Severance Agreements, all stock options previously granted to the Executive Officer shall become fully exercisable upon a change in control, and shall remain exercisable until the earlier of the first anniversary following such change in control or the date such options would have otherwise expired by their terms, and any right of the Company to repurchase shares subject to the Executive Officer's options shall lapse in full.

     The Severance Agreements entered into by the Executive Officers do not supersede the respective Executive Agreements entered into by such Executive Officers, except to the extent that severance pay and benefits provided under the Severance Agreements are greater than under the applicable Executive Agreement. Likewise, the Severance Agreements do not supersede any respective Stock Option Agreements entered into by such Executive Officers, except to the extent that the applicable Severance Agreement provides for earlier exercisability or a longer post-termination exercise period than under such Stock Option Agreement.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for reviewing and approving the compensation policies and programs for the Company's Executive Officers including the Company's officers named in the Summary Compensation Table. The Compensation Committee consists of members of the Board of Directors, who are all independent non-employee Directors and have no interlocking relationships as defined by the Securities and Exchange Commission. The members were chosen because of their business backgrounds and to ensure that the interests of the Shareholders are being served in all matters of executive compensation. This report covers the actions of the Committee regarding the compensation of the Executive Officers for 1999 and prospectively for 2000.

COMPENSATION PHILOSOPHY

     The main tenants of the Company's compensation philosophy are:

          (1) Base salaries at the median of comparable companies that generate value from the management of substantial assets;

          (2) Provide for a competitive annual incentive based on company and individual performance; and

          (3) Provide for the granting of stock options in order to align the interests of the Executive Officers and Shareholders.

1999 ANNUAL INCENTIVE PLAN

     In February 1999 the Committee advised the Board that the Committee had adopted a formal evaluation process to calculate annual incentives for 1999. The 1999 Annual Incentive Plan (the "1999 Plan") is split between quantitative financial measures and qualitative strategic measures. The Committee considers corporate and individual performance goals, together with trends in appropriate peer groups prior to awarding annual incentives. Quantitative goals include corporate earnings and qualitative goals include an assessment of the Executive Officer's role in implementing the Company's strategic plan. The committee evaluated the performance of all eligible employees utilizing this criteria to determine the amount of annual incentives payable in 1999. Payments to Executive Officers under the 1999 Plan ranged from approximately 58.97% to 118% of base salary.

CEO COMPENSATION

     Mr. Rummell was appointed Chairman and CEO of the Company on January 7, 1997. The Compensation Committee used the compensation philosophy described above to determine Mr. Rummell's compensation. Based upon these same criteria the Committee recommended, and the Board approved, a 3.79% increase in base salary from $660,000 to $685,000 effective December 23, 1999. The Committee recommended, and the Board approved, the payment of an annual incentive under the 1999 Plan to Mr. Rummell of $775,000 for the year ended December 31, 1999.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code generally limits the Company's tax deduction to $1,000,000 for compensation paid to the CEO and the four most highly compensated Executive Officers who are Executive Officers as of the last day of the applicable year. Exceptions are made, however, for "performance-based" compensation.

     The annual incentive plan in place for 1999 may not satisfy the 162(m) requirements for performance-based compensation. The Committee views the potential loss of tax deductibility for these awards as not material. The Committee retains the discretion to approve non-deductible compensation if it believes that it would be in the best interest of the Company and its Shareholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is or ever was an officer or employee of the Company. No member of the Committee is, or was during 1999, an executive officer of another company whose board has a comparable committee on which one of the Company's Executive Officers serves.

          Submitted by the Compensation Committee.
          John D. Uible, Chairman
          John J. Quindlen
          Frank S. Shaw, Jr.

                     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                             DIRECTORS AND EXECUTIVE OFFICERS

     The Following Table shows the number of shares of Common Stock beneficially owned as of March 10, 2000 by: (i) persons known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock; (ii) each Nominee for Director; (iii) the Executive Officers named in the Summary Compensation Table; and (iv) all Directors and Executive Officers as a group.

                                          AMOUNT AND NATURE OF
NAME AND ADDRESS                          BENEFICIAL OWNERSHIP     PERCENT OF CLASS(1)
----------------                          --------------------     -------------------
Alfred I. duPont Testamentary Trust.....       51,875,700(2)              60.9
     1650 Prudential Drive, Suite 300
     Jacksonville, Florida 32207
Michael L. Ainslie......................           12,000(3)                 *
Michael F. Bayer........................           51,273(4)                 *
Jacob C. Belin..........................       51,905,465(5)              60.9
John S. Lord............................              -0-                    *
Herbert H. Peyton.......................       51,875,700(6)              60.9
John J. Quindlen........................            2,600(7)                 *
Michael N. Regan........................           22,250(8)                 *
Walter L. Revell........................            3,000(9)                 *
Robert M. Rhodes........................          101,813(10)                *
Peter S. Rummell........................        2,550,781(11)                3
Frank S. Shaw, Jr.......................           16,000(12)                *
Winfred L. Thornton.....................       51,881,171(13)             60.9
Kevin M. Twomey.........................          205,000(14)                *
John D. Uible...........................           17,270(15)                *
Total Directors and Executive
  Officers..............................       54,892,923(16)             64.4

-------------------------

 (1) All percentages are rounded to the nearest tenth of one percent.

 (2) On October 28, 1999, Amendment No. 1 to Schedule 13D was filed with the SEC by Swamp Hall Properties, L.P., a Delaware Limited Partnership (the "Partnership"). The general partner of the Partnership is the Rockland Company, a Delaware Corporation (the "General Partner"). All of the outstanding stock of the General Partner is owned by the Alfred I. duPont Testamentary Trust (the "Trust"). In addition, the Trust is the sole limited partner of the Partnership. The Trustees of the Trust are Jacob C. Belin, Herbert H. Peyton, John Porter, William T. Thompson, III, Winfred L. Thornton and Hugh M. Durden on behalf of Wachovia Bank, N.A., a subsidiary of Wachovia Corporation, as Corporate Trustee (collectively the "Trustees"). A majority of the Trustees have the power to elect the Directors of the General Partner. In addition, the Trustees constitute the entire Board of Directors of the Nemours Foundation (the "Foundation"), and therefore have voting and dispositive power over the shares of the Company owned by the Foundation. As of September 30, 1999, the Partnership distributed to the Trust 49,643,292 shares of the Common Stock of the Company. As a result of the transaction, the Trust directly and beneficially owns 49,643,292 shares of the Common Stock of the Company. The Trustees, by virtue of their status as Trustees of the Trust and Directors of the Foundation, have the power to vote or direct the vote and the power to dispose or direct the disposition of the 49,643,292 shares of the Common Stock of the Company owned by the Trust and the 2,232,408 shares of the Common Stock of the Company owned by the Foundation. In addition, Mr. Belin has the power to vote and to dispose of 27,765 shares of the Common Stock of the Company directly and beneficially owned by Mr. Belin; Mr. Thompson has the power to vote and to dispose of 162,000 shares of the Common Stock of the Company directly and beneficially owned by Mr. Thompson; and Mr. Thornton has the power to vote and to dispose of 3,471 shares of the Common Stock of the Company directly and beneficially owned by Mr. Thornton.

 (3) Includes 2,000 of Mr. Ainslie's 4,000 options which are vested or will vest within sixty (60) days of the date of this Proxy Statement.

 (4) Includes 50,544 of Mr. Bayer's 84,240 options which are vested or will vest within sixty (60) days of the date of this Proxy Statement.

 (5) Includes 49,643,292 shares of the Common Stock of the Company owned by the Trust, 2,232,408 shares of the Common Stock of the Company owned by the Foundation, 27,765 shares of the Common Stock of the Company owned by Mr. Belin, and 2,000 of Mr. Belin's 4,000 options which are vested or will vest within sixty (60) days of the date of this Proxy Statement.

 (6) Includes 49,643,292 shares of the Common Stock of the Company owned by the Trust and 2,232,408 shares of the Common Stock of the Company owned by the Foundation.

 (7) Includes 2,000 of Mr. Quindlen's 4,000 options which are vested or will vest within sixty (60) days of the date of this Proxy Statement.

 (8) Includes 21,000 of Mr. Regan's 60,000 options which are vested or will vest within sixty (60) days of the date of this Proxy Statement and 518 shares held in the Company's 401(k) plan.

 (9) Includes 2,000 of Mr. Revell's 4,000 options which are vested or will vest within sixty (60) days of the date of this Proxy Statement.

(10) Includes 101,088 of Mr. Rhodes' 168,480 options which are vested or will vest within sixty (60) days of the date of this Proxy Statement.

(11) Includes 2,426,112 of Mr. Rummell's 4,403,520 options which are vested or will vest within sixty (60) days of the date of this Proxy Statement.

(12) Includes 2,000 of Mr. Shaw's 4,000 options which are vested or will vest within sixty (60) days of the date of this Proxy Statement.

(13) Includes 49,643,296 shares of the Common Stock of the Company owned by the Trust, 2,232,408 shares of the Common Stock of the Company owned by the Foundation, 3,471 shares of the Common Stock of the Company owned by Mr. Thornton and 2,000 of Mr. Thornton's 4,000 options which are vested or will vest within sixty (60) days of the date of this Proxy Statement.

(14) Includes 100,000 of Mr. Twomey's 500,000 options which are vested or will vest within sixty (60) days of the date of this Proxy Statement.

(15) Includes 2,000 shares of Mr. Uible's 4,000 options which are vested or will vest within sixty (60) days of the date of this Proxy Statement.

 (16) Includes 46,339 shares of the Company's Common Stock held in the Company's 401(k) plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, Executive Officers and holders of more than 10% of the Company's Common Stock to file initial reports of ownership and reports in changes in ownership of Common Stock of the Company with the Commission. The Company believes all filings were timely made except by Mr. Rummell who inadvertently reported late the sale of 28,481 shares of the Company's Common Stock.

     The Company has policies and procedures in place to assist its Directors and Executive Officers in complying with the filing requirements of Section 16(a).

                               PERFORMANCE GRAPH

     The following performance graph compares the Company's cumulative shareholder returns for the period March 31, 1995 through March 31, 2000 assuming $100 invested on March 31, 1995 in the Company's Common Stock, in the Russell 1000 Index and in the Wilshire Real Estate Securities Index. The total return assumes dividends are reinvested. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                                   THE ST. JOE COMPANY         RUSSELL 1000 INDEX         WILSHIRE REAL ESTATE
                                                   -------------------         ------------------         --------------------
3/95                                                       100                         100                         100
3/96                                                        93                         130                         110
3/97                                                       119                         150                         139
3/98                                                       163                         218                         154
3/99                                                       118                         251                         116
3/00                                                       140                         300                         111

                              CERTAIN TRANSACTIONS

     Jacob C. Belin and Winfred L. Thornton are Trustees of the Alfred I. duPont Testamentary Trust (the "Trust") a principal shareholder of the Company and also serve as Directors of the Company and Florida East Coast Industries, Inc. ("FECI") a consolidated subsidiary of the Company.

     On May 1, 1997, the Company entered into Consulting Agreements with Mr. Belin and Mr. Thornton (the "Consulting Agreements"). Pursuant to the Consulting Agreements, Messrs. Belin and Thornton will advise and counsel the Company on various corporate matters at the request of the Chairman and Chief Executive Officer. The Consulting Agreements provide that Messrs. Belin and Thornton will receive annual compensation of $100,000 and $112,000, respectively, and will be reimbursed for expenses actually incurred up to $10,000 per year.

     Mr. Belin's Agreement expired December 31, 1999 and Mr. Thornton's Agreement expires on April 30, 2001.

     In addition, the Nemours Foundation and the Company rent office space from one of the Company's subsidiaries at rates approximating market rentals.

                                 PROPOSAL NO. 2
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board, upon the recommendation of the Audit Committee, has appointed the firm of KPMG Peat Marwick L.L.P. to audit the consolidated financial statements for the Company for the 2000 fiscal year.

     VOTE REQUIRED. The proposal to ratify the appointment of KPMG Peat Marwick will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

     GENERAL INFORMATION ABOUT KPMG PEAT MARWICK. The firm of KPMG Peat Marwick L.L.P. has been the Company's Accountant of record since August, 1990. It is expected that a representative of KPMG Peat Marwick L.L.P. will be present at the Annual Meeting to answer Shareholders' questions and will be given an opportunity to make a statement.

     The Board recommends the Shareholders vote FOR ratification of KPMG Peat Marwick. L.L.P. as the Company's independent accountants for the 2000 fiscal year.

                             SHAREHOLDER PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action. These proposals must be made in accordance with the rules of the Securities Exchange Commission and with the Company's Bylaws. A proposal for the 2001 Annual Meeting of Shareholders must be received by the Secretary of the Company at the address shown on the first page of this Proxy Statement as follows:

          1. Pursuant to the Company's Bylaws, the proposal must be received no sooner than November 3, 2000 and no later than December 1, 2000 to be eligible to be presented from the floor for vote at the meeting (but not included in the Company's 2001 Proxy Statement); or

          2. Pursuant to the rules of the Securities Exchange Commission, the proposal must be received by December 11, 2000 to be eligible for inclusion in the Company's 2001 Proxy Statement.

                                 OTHER MATTERS

     The Board of Directors does not know of any other business to be presented at the Annual Meeting; however, if any other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote pursuant to the Proxy in accordance with their judgment in such matters.

                                          BY ORDER OF THE BOARD OF
                                          DIRECTORS,

                                          /s/ ROBERT M. RHODES
                                          Robert M. Rhodes
                                          Executive Vice President and General
                                          Counsel

Dated: March 31, 2000.

                            . FOLD AND DETACH HERE .
--------------------------------------------------------------------------------

                              THE ST. JOE COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 9, 2000.

    The undersigned having received Notice of Annual Meeting and Proxy Statement dated April 10, 2000, appoints Peter S. Rummell as Proxy with full power of substitution to represent the undersigned and to vote all shares of common stock of The St. Joe Company, which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on Tuesday, May 9, 2000, at 10:00 a.m. Eastern Daylight Savings Time, at the Radisson Riverwalk Hotel, 1515 Prudential Drive, Jacksonville, Florida, or at any continuance thereof, with discretionary authority as provided in the Proxy Statement.

    Please mark your vote as indicated in the example.          [X]

    THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ON THIS CARD. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

--------------------------------------------------------------------------------

1.  ELECTION OF DIRECTORS

   Nominees: Michael L. Ainslie, Jacob C. Belin, John S. Lord, Herbert H. Peyton, John J. Quindlen, Water L. Revell, Peter S. Rummell, Frank S. Shaw, Jr., Winfred L. Thornton, John D. Uible

[ ]  FOR      [ ]  WITHHELD        [ ]  FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEES

                            . FOLD AND DETACH HERE .
--------------------------------------------------------------------------------

2. RATIFICATION OF INDEPENDENT ACCOUNTANTS

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

                                                  X
                                                  ------------------------------

                                                  X
                                                  ------------------------------

                                                  Date
                                                  ------------------------------

                                                  Please sign exactly as your
                                                  name appears on shares. Joint
                                                  owners should each sign. When
                                                  signing as a fiduciary or for
                                                  an estate, trust, corporation,
                                                  or partnership, your title or
                                                  capacity should be stated.